                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                               POWER OF ATTORNEY

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                                Glenn D. Lammey
                                John C. Walters
                              Lizabeth H. Zlatkus
                             David M. Znamierowski

do hereby jointly and severally authorize Richard J. Wirth, Sarah Patterson, Christopher M. Grinnell, Shane E. Daly, Jerry K. Scheinfeldt and/or Lisa Proch, individually, to sign as their agent any and all registration statements under the Securities Act of 1933 and/or the Investment Company Act of 1940, filed on Form N-4, and any and all initial filings filed on January 9, 2008, with respect to Hartford Life Insurance Company and do hereby jointly and severally ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

By:    /s/ Glenn D. Lammey                                   Dated as of January 9, 2008
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       Glenn D. Lammey
By:    /s/ John C. Walters                                   Dated as of January 9, 2008
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       John C. Walters
By:    /s/ Lizabeth H. Zlatkus                               Dated as of January 9, 2008
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       Lizabeth H. Zlatkus
By:    /s/ David M. Znamierowski                             Dated as of January 9, 2008
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       David M. Znamierowski